Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS SECOND QUARTER RESULTS

Houston, TX — August 2, 2011 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $3,162,000, or $0.08 per diluted share, for the quarter ended June 30, 2011, as compared to net income of $1,646,000, or $0.04 per diluted share, in the second quarter of 2010.  The second quarter of 2010 included a $4,446,000 noncash goodwill impairment charge (or $0.07 after tax per diluted share).  The Company reported revenue of $312,148,000 in the current quarter.  On a same-store basis, the Company reported revenue of $270,263,000, as compared to $249,588,000 in 2010.  The Company also reported negative free cash flow of $5,787,000 in the current quarter, as compared to positive free cash flow of $1,017,000 in the second quarter of 2010.  Backlog as of June 30, 2011 was $621,162,000 compared to $619,482,000 as of March 31, 2011.  Backlog on a same store basis was $529,647,000 as of June 30, 2011 compared to $506,547,000 as of June 30, 2010.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “We are happy to report increased revenues and solid profitability in the second quarter.  Although we continue to experience recessionary conditions in nonresidential construction, we are encouraged by the excellent focus and profitable execution that our operations demonstrated across our markets this quarter as well as our steady backlog and potential pipeline of business.”

Bill Murdy concluded, “We expect continued headwinds as 2011 progresses, however, we remain committed to achieving profitability for the year while maintaining and investing in our industry-leading capabilities.”

The Company reported a net loss for the six months ended June 30, 2011 of $2,008,000 or $0.05 per diluted share, as compared to net income of $3,573,000 or $0.09 per diluted share in the first six months of 2010.  Excluding the 2010 noncash goodwill impairment charge, net income from continuing operations for the six months ended June 30, 2010 was $5,485,000 or $0.14 per diluted share.  The Company also reported revenues of $594,207,000 from continuing operations for the first six months of 2011. On a same store basis, the Company reported revenue of $511,504,000, as compared to $486,063,000 for the same period in 2010.  Free cash flow for the six months ended June 30, 2011 was negative $26,966,000 as compared to negative free cash flow of $11,563,000 in the first six months of 2010.

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Wednesday, August 3, 2011 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-680-0890 and enter 88250415 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PWNVGQ3B4.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Wednesday, August 10, 2011 by calling 1-888-286-8010 with the conference passcode of  18596721, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 84 locations in 70 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of future events of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual results to differ include, among others, the use of incorrect estimates for bidding a fixed-price contract, undertaking contractual commitments that exceed our labor resources, failing to perform contractual obligations efficiently enough to maintain profitability, national or regional weakness in construction activity and economic conditions, financial difficulties affecting projects, vendors, customers, or subcontractors, our backlog failing to translate into actual revenue or profits, difficulty in obtaining or increased costs associated with bonding and insurance, impairment to goodwill, errors in our percentage-of-completion method of accounting, the result of competition in our markets, our decentralized management structure, shortages of labor and specialty building materials, retention of key management, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in our reports filed with the Securities and Exchange Commission.  A further list and description of these risks, uncertainties and other factors are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  These forward-looking statements speak only as of the date of this filing. Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, developments, conditions or circumstances on which any such statement is based.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Six Months Ended June 30, 2011 and 2010

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2011	%	2010	%	2011	%	2010	%
Revenues	$312,148	100.0%	$249,588	100.0%	$594,207	100.0%	$486,063	100.0%
Cost of services	264,638	84.8%	207,623	83.2%	512,488	86.2%	404,590	83.2%
Gross profit	47,510	15.2%	41,965	16.8%	81,719	13.8%	81,473	16.8%

SG&A	41,928	13.4%	35,611	14.3%	84,550	14.2%	73,020	15.0%
Goodwill impairment	—	—	4,446	1.8%	—	—	4,446	0.9%
Gain on sale of assets	(19)	—	(468)	(0.2)%	(104)	—	(473)	(0.1)%
Operating income (loss)	5,601	1.8%	2,376	1.0%	(2,727)	(0.5)%	4,480	0.9%

Interest expense, net	(443)	(0.1)%	(209)	(0.1)%	(904)	(0.2)%	(430)	(0.1)%
Other income (expense)	517	0.2%	(6)	—	437	0.1%	6	—
Income (loss) before income taxes	5,675	1.8%	2,161	0.9%	(3,194)	(0.5)%	4,056	0.8%
Income tax (benefit) expense	2,513		515		(1,186)		1,245
Income (loss) from continuing operations	3,162	1.0%	1,646	0.7%	(2,008)	(0.3)%	2,811	0.6%

Gain on disposition of discontinued operation, including income tax benefit of $—, $—, $— and $29	—		—		—		762

Net income (loss)	$3,162		$1,646		$(2,008)		$3,573

Income (loss) per share:
Basic-
Income (loss) from continuing operations	$0.08		$0.04		$(0.05)		$0.08
Gain on disposition of discontinued operation	—		—		—		0.02
Net income (loss)	$0.08		$0.04		$(0.05)		$0.10

Diluted -
Income (loss) from continuing operations	$0.08		$0.04		$(0.05)		$0.07
Gain on disposition of discontinued operation	—		—		—		0.02
Net income (loss)	$0.08		$0.04		$(0.05)		$0.09

Shares used in computing income (loss) per share:
Basic	37,630		37,598		37,584		37,566
Diluted	37,742		37,848		37,584		37,834

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — (Unaudited):

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2011	%	2010	%	2011	%	2010	%
Net income (loss) from continuing operations	$3,162		$1,646		$(2,008)		$2,811
Goodwill impairment (after tax)	—		2,674		—		2,674
Net income (loss) from continuing operations excluding goodwill impairment	$3,162	1.0%	$4,320	1.7%	$(2,008)	(0.3)%	$5,485	1.1%

Diluted earnings (loss) per share from continuing operations excluding goodwill impairment	$0.08		$0.11		$(0.05)		$0.14

Note 1:  Operating results from continuing operations, excluding goodwill impairment, is presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive from third parties.  However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Note 2:  The tax rate on these items was computed using the pro forma effective tax rate of the Company exclusive of these charges.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2011	%	2010	%	2011	%	2010	%
Net income (loss)	$3,162		$1,646		$(2,008)		$3,573
Discontinued operation	—		—		—		(762)
Income taxes	2,513		515		(1,186)		1,245
Other expense (income), net	(517)		6		(437)		(6)
Interest expense, net	443		209		904		430
Gain on sale of assets	(19)		(468)		(104)		(473)
Goodwill impairment	—		4,446		—		4,446
Depreciation and amortization	4,713		3,444		9,532		7,080
Adjusted EBITDA	$10,295	3.3%	$9,798	3.9%	$6,701	1.1%	$15,533	3.2%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income (loss), excluding discontinued operation, income taxes, other (income) expense, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income (loss), net income (loss), or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)

Cash and cash equivalents	$50,101	$86,346
Accounts receivable, net	255,286	233,893
Costs and estimated earnings in excess of billings	26,423	26,648
Other current assets	54,090	56,061
Total current assets	385,900	402,948
Property and equipment, net	41,039	43,620
Goodwill	148,986	147,818
Identifiable intangible assets, net	37,388	39,616
Other noncurrent assets	8,231	6,018
Total assets	$621,544	$640,020

Current maturities of long-term debt	$300	$300
Current maturities of notes to former owners	460	967
Accounts payable	98,202	101,134
Billings in excess of costs and estimated earnings	61,558	63,422
Other current liabilities	97,545	102,387
Total current liabilities	258,065	268,210
Long-term debt, net of current maturities	2,700	2,700
Notes to former owners, net of current maturities	24,919	25,969
Other long-term liabilities	30,477	30,357
Total liabilities	316,161	327,236
Total stockholders’ equity	305,383	312,784
Total liabilities and stockholders’ equity	$621,544	$640,020

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Cash provided by (used in):
Operating activities	$(4,377)	$762	$(23,443)	$(10,699)
Investing activities	$(1,892)	$1,302	$(3,766)	$(1,252)
Financing activities	$(7,266)	$(4,232)	$(9,036)	$(8,297)

Free cash flow:
Cash from operating activities	$(4,377)	$762	$(23,443)	$(10,699)
Purchases of property and equipment	(1,544)	(860)	(3,904)	(2,082)
Proceeds from sales of property and equipment	134	1,115	381	1,218

Free cash flow	$(5,787)	$1,017	$(26,966)	$(11,563)

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.